As filed with the Securities and Exchange Commission on June 13, 1996

                              Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                                    CASTELLE
             (Exact name of registrant as specified in its charter)

                             California 77-0164056
         (State of Incorporation) (I.R.S. Employer Identification No.)


        3255-3 Scott Boulevard, Santa Clara, California, (408) 496-0474
         (Address and telephone number of principal executive offices)


                           1988 EQUITY INCENTIVE PLAN

                 1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                              Randall I. Bambrough
                                    Castelle
                             3255-3 Scott Boulevard
                         Santa Clara, California 95054
                                 (408) 496-0474

                                   Copies to:
                           Kenneth L. Guernsey, Esq.
                    Cooley Godward Castro Huddleson & Tatum
                         One Maritime Plaza, Suite 2000
                        San Francisco, California 94127
                                 (415) 693-2000




CALCULATION OF REGISTRATION FEE

                                                  Proposed Maximum             Proposed Maximum
Title of Securities         Amount to be          Offering Price Per           Aggregate Offering        Amount of
to be Registered            Registered            Share (1)                    Price (1)                 Registration Fee

Stock Options and
Common Stock (no
par value)                   722,279                $0.20-$9.25                 $5,514,020.00              $1,874.00

- -----------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and the aggregate offering price are based upon (a) the exercise prices for shares subject to options and stock previously granted (i) under the 1988 Equity Incentive Plan (100,339 shares @ $0.20 per share, 125,000 shares @ $5.00 per share, 33,575 shares @ $6.00 per share and 65,750 shares @ $7.75 per share (ii) under the 1995 Non-Employee Directors' Stock Option Plan (60,000 shares @$8.00 per share)) and (b) the average high and low prices of the Registrant's Common Stock reported on June 6, 1996 as reported on the Nasdaq National Market System (397,615 shares @ $9.25 per share).


         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Castelle (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

         (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

         (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.


         (c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.


         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


                           DESCRIPTION OF SECURITIES

         Not applicable.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Cooley Godward Castro Huddleson & Tatum, San Francisco, California.


                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Bylaws provide that the Company will indemnify its directors and executive officers, and may indemnify its other officers, employees and other agents, to the fullest extent not prohibited by California law. The Company is also empowered under its Articles of Incorporation and Bylaws to enter into indemnification agreements with its directors, officers, employees and other agents and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, the Company intends to enter into indemnity agreements with each of its directors and executive officers.

         In addition, the Company's Articles of Incorporation provide that, to the fullest extent permitted by California law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its shareholders. This provision in the Articles of Incorporation does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or




                                       2.

involving intentional misconduct or knowing or culpable violations of law that the director believes to be contrary to the best interests of the Company or its shareholders, for acts or omissions involving a reckless disregard for the director's duty to the Company or its shareholders when the director was aware or should have been aware of a risk of serious injury to the Company or its shareholders, or an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, for improper transactions between the director and the Company or for improper distributions to shareholders and loans to directors and officers, or for acts or omissions by the director as an officer. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

         At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.


                      EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


                                    EXHIBITS

Exhibit
Number

4.1 Reference is made to Exhibits 3.1 and 3.4 to the Registrant's Form SB-2 filed with Amendment No. 2 to the Company's Form SB-2 on
        December 8, 1995.

4.2 Fourth Amended and Restated Registration Rights Agreement by and among the Registrant and certain holders of the Company's Common Stock and Warrants to purchase Common Stock filed with the Company's Form 10-KSB on April 1, 1996.

5.1     Opinion of Cooley Godward Castro Huddleson & Tatum.

10.2 1995 Non-Employee Directors' Stock Option Plan (the "1995 Plan") and Form of Non Statutory Stock Option for the 1995 Plan filed with Post-Effective Amendment No. 1 to the Registrant's Form SB-2 filed on December 20, 1995.

10.14 1988 Equity Incentive Plan (the "1988 Plan") and the Form of Incentive Stock Option, Form of Nonstatutory Stock Option and Notice of Exercise for the 1988 Plan filed with the Company's Form 10-KSB on April 1, 1996.

23.1    Consent of Coopers & Lybrand L.L.P.

23.2    Consent of Cooley Godward Castro Huddleson & Tatum is contained in
        Exhibit 5 to this Registration Statement.

24      Power of Attorney is contained on the signature pages.





                                       3.

                                  UNDERTAKINGS

     1.  The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





                                       4.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on May 31, 1996.


                 CASTELLE



                 By:      /s/ Randall I. Bambrough

                 Title:   Chief Financial Officer and Vice President of Finance




                               POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arthur H. Bruno and Randall I. Bambrough, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature
Title
Date



/s/ Arthur H. Bruno
    Arthur H. Bruno

Chairman of the Board, Chief
Executive Officer, President
(Principal Executive Officer) and
Director
May 31, 1996



/s/ Randall I. Bambrough
    Randall I. Bambrough

Chief Financial Officer, Vice
President, Finance and
Administration and Secretary
(Principal Financial and Accounting
Officer)
May 31, 1996


                                       5.

/s/ John Freidenrich
    John Freidenrich

Director
May 31, 1996



/s/ William R. Hambrecht
    William R. Hambrecht

Director
May 31, 1996



/s/ Alan Kessman
    Alan Kessman

Director
May 31, 1996



/s/ Kanwal S. Rekhi
    Kanwal S. Rekhi

Director
May 31, 1996



/s/ Delbert W. Yocam
    Delbert W. Yocam

Director
May 31, 1996


                                       6.

                                 EXHIBIT INDEX



Exhibit                                                            Sequential
Number                      Description                            Page Number

5.1    Opinion of Cooley Godward Castro Huddleson & Tatum.            E-1

23.1   Consent of Coopers & Lybrand L.L.P.                            E-2

23.2   Consent of Cooley Godward Castro Huddleson & Tatum is          E-1
       contained in Exhibit 5 to this Registration Statement.

24     Power of Attorney is contained on the signature pages.          5-6